Exhibit 10.15

WAIVER

This WAIVER (this “Waiver”), dated as of February 26, 2023, is by and among Genesis Unicorn Capital Corp., a Delaware corporation (“Genesis” or “Parent”), ESGL Holdings Limited, a Cayman Islands exempted company and wholly owned subsidiary of the Parent (“Purchaser”), ESGH Merger Sub Corp., a Cayman Islands exempted company and wholly owned subsidiary of Purchaser (“Merger Sub”), Environmental Solutions Group Holdings Limited, a Cayman Islands exempted company (the “Company” or “ESGL”), and Quek Leng Chuang, solely in his capacity as the shareholder representative, agent and attorney-in-fact of the shareholders (the “Shareholder Representative”). Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Merger Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, Genesis, Purchaser, Merger Sub, the Company and the Shareholder Representative entered into an agreement and plan of merger, dated November 29, 2022 (the “Merger Agreement”), which provides for a Business Combination between Genesis and the Company;

WHEREAS, Section 10.1(g) of the Merger Agreement provides that the obligations of all of the parties to the Merger Agreement to consummate the Closing is subject to the satisfaction or written waiver (where permissible) by Parent and the Company, of the requirement that as of the Closing, Purchaser shall have at least $5,000,001 in net tangible assets (inclusive of the assets of the Company) (the “NTA Requirement”); and

WHEREAS, the parties hereto desire to waive the NTA Requirement contained in the Merger Agreement.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby conclusively acknowledged, the parties agree as follows:

1. Waiver. Each of the Parent, the Company and the other parties to the Merger Agreement hereby waives the NTA Requirement contained in Section 10.1(g) of the Merger Agreement.

2. Reservation of Rights. Subject to the waiver provided herein, the Merger Agreement shall remain in full force and effect. Except as expressly set forth herein, this Waiver shall not be deemed to be a waiver, amendment or modification of any provision of the Merger Agreement or any right, power or remedy of the parties, or constitute a waiver of any provision of the Merger Agreement (except to the extent herein set forth), or any other document, instrument and/or agreement executed or delivered in connection therewith, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder. Except as set forth herein, each party reserves all rights, remedies, powers, or privileges available under the Merger Agreement, at law or otherwise.

3. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Waiver.

4. Governing Law. This Waiver shall be governed by and construed exclusively in accordance with the laws of the State of New York without regard to conflicts of law principles.

5. Counterparts. This Waiver may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.

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IN WITNESS WHEREOF, each of the undersigned parties has duly executed this Waiver as of the date first above written.

GENESIS UNICORN CAPITAL CORP.

By:
Name:	Samuel Lui
Title:	President & CFO

Purchaser:

ESGL HOLDINGS LIMITED

By:
Name:	Samuel Lui
Title:	Authorized Signatory

Merger	Sub:

ESGH MERGER SUB CORP.

By:
Name:	Samuel Lui
Title:	Authorized Signatory

ENVIRONMENTAL SOLUTIONS GROUP HOLDINGS LIMITED

By:
Name:	Quek Leng Chuang
Title:	Chairman & CEO

Shareholder Representative:

Quek Leng Chuang

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